CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
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                                       OF
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                                  NDS SOFTWARE
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         COME NOW, GREG JOHNSON, President, and WILLIAM R. TOMERLIN, Secretary,
         of NDS SOFTWARE, and pursuant to NRS Chapter 78, certify as follows:

                 1. That the Board of Directors of NDS SOFTWARE, by consent and without meeting as allowed under NRS 78.315 did unanimously approve an amendment to the Articles of Incorporation;

                 2. Approval of this action was obtained from the shareholders by written consent in the manner provided for under NRS 78.320;

                 3. The amendment to the Articles of Incorporation of NDS SOFTWARE that were filed with the Nevada Secretary of State's office in the 28th day of October, 1987, and as amended on February 27th, 1989, and as amended on May 3, 1990, and as amended on December 31, 1990, and as amended on September 15, 1993 is as follows:

                       "FOURTH: The total authorized stock of this corporation shall be 25,000 shares common stock, with no par value. The common stock of this corporation shall be non-assessable and shall be fully paid when issued."

                           /s/ Greg Johnson
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                           GREG JOHNSON, PRESIDENT
                           NDS SOFTWARE

                           /s/ William R. Tomerlin
                           ------------------------------
                           WILLIAM R. TOMERLIN, SECRETARY
                           NDS SOFTWARE



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         STATE OF NEVADA   )
                           :   ss.
         County of Douglas )

         In this 27th day of June, 1994, personally appeared before me, the undersigned Notary Public, GREG JOHNSON and WILLIAM R. TOMERLIN, known to me to be the President and Secretary of NDS SOFTWARE, who executed the foregoing instrument on behalf of said corporation, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office the day and year in this certificate first above written.

                                            /s/ Rhonda Blum
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                                            NOTARY PUBLIC